SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1700361 (I.R.S. Employer Identification Number)

700 North Central Avenue, Suite 550
Glendale, California 91203
(818) 500-0225

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, $0.001 par value per share	New York Stock Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

     Securities Act registration file number to which this form relates: 333-119788.

     Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1.              Description of Registrant’s Securities to be Registered

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-119788), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.              Exhibits

Exhibit No.

3.1*	Certificate of Incorporation of American Reprographics Company.

3.2*	Bylaws of American Reprographics Company.

3.3*	Form of Amended and Restated Certificate of Incorporation to be effective upon closing.

3.4*	Form of Amended and Restated Bylaws to be effective upon closing.

4.1*	Specimen Stock Certificate

10.20*	Investor Registration Rights Agreement, dated April 10, 2000 among American Reprographics Holdings, L.L.C., ARC Acquisition Co., L.L.C., Mr. Chandramohan, Mr. Suriyakumar, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P.

10.21*	First Amendment to Investor Registration Rights Agreement among American Reprographics Holdings, L.L.C., American Reprographics Company, ARC Acquisition Co., L.L.C., CHS Associates IV, Paige Walsh, Mr. Chandramohan, Mr. Suriyakumar, GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 2000, L.P.

*	Incorporated by reference to the identically numbered exhibit in Registrant’s Registration Statement on Form S-1, as amended (File No. 333-119788).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 23, 2004	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan Sathiyamurthy Chandramohan Chief Executive Officer